Exhibit 99.1
Filed by Avalon Pharmaceuticals, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and Deemed Filed pursuant to Rule 14a-12 of
the Securities Exchange Act of 1934
Subject Company: Avalon Pharmaceuticals, Inc
Commission File No.: 001-32629
FOR IMMEDIATE RELEASE
Contacts:
Avalon Pharmaceuticals, Inc.
C. Eric Winzer
          Executive Vice President &
          Chief Financial Officer
Tel: (301) 556-9900
Fax: (301) 556-9910
Email: info@avalonrx.com
AVALON PHARMACEUTICALS RECEIVES EXTENSION OF
TIME TO COMPLY WITH NASDAQ DEFICIENCY NOTICE
GERMANTOWN, MD—December 22, 2008 — Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX), today announced that on December 18, 2008, it received a letter from The NASDAQ Stock Market, LLC notifying the Company that it had been granted an extension of time for compliance with NASDAQ Marketplace Rule 4450(a)(3). The Company previously announced on November 25, 2008, that it had received a Deficiency Notice from NASDAQ notifying the Company that it is not in compliance with NASDAQ Marketplace Rule 4450(a)(3) because the Company’s stockholders’ equity, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, did not meet the minimum of $10 million required for continued listing on The NASDAQ Global Market.
Under the terms of the extension letter, on or before March 5, 2009, the Company must complete its previously announced proposed merger with an indirect wholly-owned subsidiary of Clinical Data, Inc. Alternatively, prior to its next periodic filing with the Securities and Exchange Commission, the Company must furnish to the SEC and NASDAQ a publicly available report disclosing, among other requirements, (1) a description of the completed transaction or event that enabled the Company to satisfy NASDAQ’s stockholders’ equity requirement for continued listing or a balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date that evidences compliance with the stockholders’ equity requirement, and (2) that NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting. In addition, the extension letter states that if the Company is not able to evidence compliance with Marketplace Rule 4310(c) for listing on The NASDAQ Capital Market by March 5, 2009, the NASDAQ staff will be unable to provide any additional time to regain compliance with the stockholders’ equity requirement and will issue the Company a Staff Delisting Determination letter.
In the event the Company receives notice that its common stock is being delisted from The NASDAQ Global Market, the NASDAQ Marketplace Rules permit the Company to appeal the delisting to a NASDAQ Listing Qualifications Panel. Alternatively, NASDAQ may permit the Company to transfer its common stock to The NASDAQ Capital Market if it satisfies the requirements for inclusion on that market.
The extension letter and the original Deficiency Notice have no immediate effect on the NASDAQ listing or trading of the Company’s common stock.
About Avalon Pharmaceuticals
Avalon is a biopharmaceutical company focused on the discovery, development and commercialization of first-in-class cancer therapeutics.
Important Information for Investors and Stockholders
Avalon and Clinical Data will file a joint definitive proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and stockholders are urged to read the joint definitive proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.
Investors and stockholders will be able to obtain the joint definitive proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Avalon will be available free of charge on the portion of the Avalon website titled “Investors” at www.avalonrx.com. Documents filed with the SEC by Clinical Data will be available free of charge on the portion of the Clinical Data website titled “Investors” at www.clda.com.
Clinical Data, Avalon and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Avalon stockholders. Information regarding Clinical Data’s participants is available in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2008 and its proxy statement for its 2008 Annual Meeting of stockholders, which are filed with the SEC. Information regarding Avalon’s participants is available in Avalon’s Annual Report on Form 10-K for the year ended December 31, 2007 and the proxy statement for its 2008 Annual Meeting of stockholders, which are filed with the SEC. Additional information regarding interests of such participants will be included in the joint definitive proxy statement/prospectus that will be filed with the SEC. You can obtain free copies of these documents from Clinical Data and Avalon as indicated above.
Forward Looking Statements
This announcement may contain forward-looking statements that involve risks and uncertainties. Such statements are based on certain assumptions and actual results could differ materially from those currently anticipated as a result of a number of factors, risks and uncertainties. The information in this Release should be read in conjunction with the Risk Factors set forth in our 2007 Annual Report on Form 10-K and updates contained in subsequent filings Avalon makes with the SEC.
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